FOR IMMEDIATE RELEASE

DUFF & PHELPS REPORTS 2011
FIRST QUARTER RESULTS
AND DECLARES QUARTERLY DIVIDEND

HIGHLIGHTS:

-	Quarterly revenue of $86.9 million including reimbursable expenses and $85.0 million excluding reimbursable expenses

-	Adjusted EBITDA(1) of $12.8 million, representing a 15.0% margin

-	Adjusted Pro Forma Net Income(1) of $0.16 per share

-	Declares a quarterly dividend of $0.08 per share of Class A common stock

NEW YORK, April 27, 2011 – Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking firm, today announced its first quarter 2011 financial results and declared a quarterly dividend.

Results

For the quarter ended March 31, 2011, revenues excluding reimbursable expenses decreased $4.2 million or 4.6% to $85.0 million, compared to $89.2 million for the corresponding prior year quarter.  Adjusted EBITDA(1) for the quarter was $12.8 million, representing 15.0% of revenues excluding reimbursable expenses, compared to $15.5 million for the corresponding prior year quarter, representing 17.4% of revenues excluding reimbursable expenses.  Net income attributable to Duff & Phelps Corporation was $4.1 million, or $0.14 per share of Class A common stock on a fully diluted basis, compared to $4.3 million, or $0.16 per share for the corresponding prior year quarter.  Adjusted Pro Forma Net Income(1) was $6.1 million, or $0.16 per share on a fully exchanged, fully diluted basis, compared to $7.3 million, or $0.19 per share, for the corresponding prior year quarter.

“The improving climate for large-scale M&A activity, particularly in the U.S., combined with increased demand for independent valuation services, contributed to growth in our Financial Advisory and Alternative Asset Advisory segments this quarter,” said Noah Gottdiener, chief executive officer.  “As expected, our Investment Banking segment declined due to a slowdown in the restructuring markets and a lack of meaningful success fees in our M&A business this quarter.  Overall, through our balanced portfolio of services, we are well positioned to capitalize on the positive trends we are seeing in the market.”

Declaration of Quarterly Dividend

The Company also announced today that its board of directors has declared a quarterly dividend of $0.08 per share on its outstanding Class A common stock.  The dividend is payable on May 27, 2011 to shareholders of record on May 17, 2011.  Concurrent with the payment of the dividend, the Company will also be distributing $0.08 per unit to holders of New Class A Units.

Renaming Corporate Finance Consulting to Alternative Asset Advisory

Effective January 1, 2011, we renamed our Corporate Finance Consulting segment Alternative Asset Advisory.  This new name more appropriately defines the services offered in this segment and will create heightened awareness in the marketplace and with our investors.  Concurrent with this change, our Financial Engineering service line has been renamed Complex Asset Solutions to more clearly describe the nature of services offered.  In addition, our Alternative Asset Advisory segment previously included services associated with Strategic Value Advisory.  This service line was primarily integrated into Valuation Advisory.  As a result, prior period results have been restated to reflect this change.

Earnings Call Webcast

As previously announced, Duff & Phelps will host a conference call today, April 27, 2011, at 5:00 p.m. EDT to discuss the Company’s financial results.  Interested parties can access the webcast for this call through http://ir.duffandphelps.com/.
____________________
(1)	Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per share are non-GAAP financial measures. See definitions and disclosures herein.

About Duff & Phelps

As a leading global provider of financial advisory and investment banking services, Duff & Phelps balances analytical skills, deep market insight and independence to help clients make sound decisions.  The firm provides expertise in the areas of valuation, transactions, financial restructuring, alternative assets, disputes and taxation, with more than 1,000 employees serving clients from offices in North America, Europe and Asia.  Investment banking services in the United States are provided by Duff & Phelps Securities, LLC.  Investment banking services in the United Kingdom and Germany are provided by Duff & Phelps Securities Ltd.  Duff & Phelps Securities Ltd. is authorized and regulated by the Financial Services Authority.  Investment banking services in France are provided by Duff & Phelps SAS.  For more information, visit www.duffandphelps.com.  (NYSE: DUF)

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted Pro Forma Net Income, and Adjusted Pro Forma Net Income per share are non-GAAP financial measures.  We believe that Adjusted EBITDA provides a relevant and useful alternative measure of our ongoing profitability and performance, when viewed in conjunction with GAAP measures, as it adjusts net income or loss attributable to Duff & Phelps Corporation for (a) net income or loss attributable to noncontrolling interest, (b) provision for income taxes, (c) interest expense and depreciation and amortization (a significant portion of which relates to debt and capital investments that have been incurred as the result of acquisitions and investments in stand-alone infrastructure which we do not expect to incur at the same levels in the future), (d) equity-based compensation associated with the Legacy Units of D&P Acquisitions, a significant portion of which is due to certain onetime grants associated with acquisitions prior to our IPO, and options to purchase shares of the Company’s Class A common stock granted in connection with the IPO, (e) impairment charges, acquisition retention expenses and other merger and acquisition costs, which are generally non-recurring in nature or are related to deferred payments associated with prior acquisitions, and (f) costs incurred from the realignment of our senior management which are generally non-recurring in nature and primarily include cash severance and charges from the accounting impact of the acceleration of vesting of restricted stock awards.

Given the level of acquisition activity during the period prior to our IPO, and related capital investments and one time equity grants associated with acquisitions during the this period (which we do not expect to incur at the same levels post IPO) and the IPO, and our belief that, as a professional services organization, our operations are not capital intensive on an ongoing basis, we believe the Adjusted EBITDA measure, in addition to GAAP financial measures, provides a relevant and useful benchmark for investors, in order to assess our financial performance and comparability to other companies in our industry.  The Adjusted EBITDA measure is utilized by our senior management to evaluate our overall performance and operating expense characteristics and to compare our performance to that of certain of our competitors.  In addition, a measure similar to Adjusted EBITDA is a key measure that determines compliance with certain financial covenants under our credit facility.  Management compensates for the inherent limitations associated with using the Adjusted EBITDA measure through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income or loss.  Furthermore, management also reviews GAAP measures, and evaluates individual measures that are not included in Adjusted EBITDA such as our level of capital expenditures, equity issuance and interest expense, among other measures.

Adjusted EBITDA, as defined by the Company and reconciled below, consists of net income or loss attributable to Duff & Phelps Corporation before (a) net income or loss attributable to the noncontrolling interest, (b) provision for income taxes, (c) other expense/(income), net, (d) depreciation and amortization, (e) charges from impairment of intangible assets, (f) equity-based compensation associated with Legacy Units and IPO Options included in both compensation and benefits and in selling, general and administrative expenses, (g) cash severance and equity-compensation expense from the acceleration of vesting of restricted stock awards due to the realignment of our senior management, (h) acquisition retention expenses and (i) merger and acquisition costs:

Reconciliation of Adjusted EBITDA

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net income attributable to Duff & Phelps Corporation	$4,113	$4,273
Net income attributable to noncontrolling interest	2,378	3,295
Provision for income taxes	3,064	3,650
Other expense/(income), net	22	53
Depreciation and amortization	2,489	2,493
Equity-based compensation associated with Legacy Units and IPO Options	417	1,083
Acquisition retention expenses	82	-
Merger and acquisition costs	194	-
Charge from impairment of certain intangible assets	-	674
Adjusted EBITDA	$12,759	$15,521

Adjusted Pro Forma Net Income, as defined by Duff & Phelps and reconciled below, consists of net income or loss attributable to Duff & Phelps Corporation before (a) net income or loss attributable to the noncontrolling interest, (b) a non-recurring charge from the repayment and subsequent termination of our former credit agreement, (c) equity-based compensation associated with Legacy Units and IPO Options included in both compensation and benefits and in selling, general and administrative expenses, (d) acquisition retention expenses, (e) cash severance and equity-compensation expense from the acceleration of vesting of restricted stock awards due to the realignment of our senior management, (f) merger and acquisition costs, and less (g) pro forma corporate income tax applied at an assumed rate as specified in the applicable footnote (such assumed pro forma corporate income tax rate may fluctuate between periods and may include true-ups relating to prior periods, based on management estimates and judgments).  Adjusted Pro Forma Net Income per share, as defined by Duff & Phelps, consists of Adjusted Pro Forma Net Income divided by the weighted average number of the Company's Class A and Class B shares for the applicable period, giving effect to the dilutive impact, if any, of stock options and restricted stock awards and units and performance-vesting restricted stock awards and units issued in connection with the Company’s ongoing long-term compensation program (“Ongoing RSAs”).

Reconciliation of Adjusted Pro Forma Net Income

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net income attributable to Duff & Phelps Corporation	$4,113	$4,273
Net income attributable to noncontrolling interest(a)	2,378	3,295
Equity-based compensation associated with Legacy Units and IPO Options(b)	417	1,083
Acquisition retention expenses(c)	82
Merger and acquisition costs(d)	194	-
Adjustment to provision for income taxes(e)	(1,107)	(1,369)
Adjusted Pro Forma Net Income, as defined	$6,077	$7,282

Fully diluted weighted average shares of Class A common stock	27,615	25,780
Weighted average New Class A Units outstanding	11,130	12,966
Pro forma fully exchanged, fully diluted shares outstanding(f)	38,745	38,746

Adjusted Pro Forma Net Income per fully exchanged, fully diluted share outstanding	$0.16	$0.19

_________________
(a)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(b)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.
(c)
Represents elimination of acquisition retention expenses which resulted from expense incurred from certain restricted stock awards that were granted in conjunction with the closing of one of our acquisitions.

(d)	Represents elimination of merger and acquisitions costs.

(e)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.7% and 40.8% for the three months ended March 31, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(f)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs.  The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per share are non-GAAP financial measures which are not prepared in accordance with, and should not be considered alternatives to measurements required by GAAP, such as operating income, net income or loss, net income or loss per share, cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  In addition, it should be noted that companies calculate Adjusted EBITDA and Adjusted Pro Forma Net Income differently and, therefore, Adjusted EBITDA and Adjusted Pro Forma Net Income as presented for us may not be comparable to Adjusted EBITDA and Adjusted Pro Forma Net Income reported by other companies.

Disclosure Regarding Forward-Looking Statements

Statements in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which reflect the Company’s current views with respect to, among other things, future events and financial performance.  The Company generally identifies forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this discussion are based upon our historical performance and on our current plans, estimates and expectations.  The inclusion of this forward-looking information should not be regarded as a representation by us, or any other person that the future plans, estimates or expectations contemplated by us will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity.  If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors section that are included in our Annual Report on Form 10-K for the year ended December 31, 2010 and any subsequent filings of our Quarterly Reports on Form 10-Q.  The forward-looking statements included in this press release are made only as of the date this press release was issued.  The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Relations
Marty Dauer
+1 212 871 7700
investor.relations@duffandphelps.com

Media Relations
Alex Wolfe
+1 212 871 9087
alex.wolfe@duffandphelps.com

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Revenue	$85,046	$89,164
Reimbursable expenses	1,892	2,798
Total revenue	86,938	91,962

Direct client service costs
Compensation and benefits (includes $4,935 and $3,717 of equity-based compensation for the three months ended March 31, 2011 and 2010,
respectively)	46,908	48,598
Other direct client service costs	1,429	1,988
Acquisition retention expenses (includes $82 of equity-based
compensation for the three months ended March 31, 2011)	82	-
Reimbursable expenses	1,937	2,854
	50,356	53,440

Operating expenses
Selling, general and administrative (includes $1,523 and $1,453 of equity-
based compensation for the three months ended March 31, 2011 and
2010, respectively)	24,322	24,084
Depreciation and amortization	2,489	2,493
Merger and acquisition costs	194	-
Charge from impairment of certain intangible assets	-	674
	27,005	27,251

Operating income	9,577	11,271

Other expense/(income), net
Interest income	(28)	(24)
Interest expense	57	92
Other expense/(income)	(7)	(15)
	22	53

Income before income taxes	9,555	11,218

Provision for income taxes	3,064	3,650

Net income	6,491	7,568

Less: Net income attributable to noncontrolling interest	2,378	3,295

Net income attributable to Duff & Phelps Corporation	$4,113	$4,273

Weighted average shares of Class A common stock outstanding
Basic	26,910	24,986
Diluted	27,615	25,780

Net income per share attributable to stockholders of Class A common stock of Duff & Phelps Corporation
Basic	$0.15	$0.16
Diluted	$0.14	$0.16

Cash dividends declared per common share	$0.08	$0.05

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
YEAR-OVER-YEAR SUMMARY OF REVENUE BY SEGMENT
(In thousands)
(Unaudited)

							Sequential		Quarter/Quarter
	2010					2011	Q4 2010 vs Q1 2011		Q1 2011 vs Q1 2010
	Q1	Q2	Q3	Q4	Total	Q1	Dollar	Percent	Dollar	Percent
Financial Advisory
Valuation Advisory	$38,178	$35,712	$34,013	$38,992	$146,895	$37,614	$(1,378)	(3.5%)	$(564)	(1.5%)
Tax Services	9,447	12,089	11,157	10,631	43,324	7,547	(3,084)	(29.0%)	(1,900)	(20.1%)
Dispute & Legal
Management Consulting	9,415	9,316	10,571	11,760	41,062	13,436	1,676	14.3%	4,021	42.7%
	57,040	57,117	55,741	61,383	231,281	58,597	(2,786)	(4.5%)	1,557	2.7%

Alternative Asset Advisory
Portfolio Valuation	5,482	4,642	4,455	5,216	19,795	6,519	1,303	25.0%	1,037	18.9%
Complex Asset Solutions	4,126	3,355	2,481	3,512	13,474	5,321	1,809	51.5%	1,195	29.0%
Due Diligence	2,170	2,439	3,072	3,085	10,766	1,645	(1,440)	(46.7%)	(525)	(24.2%)
	11,778	10,436	10,008	11,813	44,035	13,485	1,672	14.2%	1,707	14.5%

Investment Banking
M&A Advisory	3,682	3,144	4,604	11,289	22,719	1,450	(9,839)	(87.2%)	(2,232)	(60.6%)
Transaction Opinions	6,823	6,041	6,711	9,328	28,903	8,231	(1,097)	(11.8%)	1,408	20.6%
Global Restructuring Advisory	9,841	12,004	7,363	9,400	38,608	3,283	(6,117)	(65.1%)	(6,558)	(66.6%)
	20,346	21,189	18,678	30,017	90,230	12,964	(17,053)	(56.8%)	(7,382)	(36.3%)

Total Revenue	$89,164	$88,742	$84,427	$103,213	$365,546	$85,046	$(18,167)	(17.6%)	$(4,118)	(4.6%)

Note:  Effective January 1, 2011, we renamed our Corporate Finance Consulting segment Alternative Asset Advisory.  This new name more appropriately defines the services offered by this segment.  Concurrent with this change, our Financial Engineering service line was renamed Complex Asset Solutions to more clearly describe the nature of services offered.  In addition, our Alternative Asset Advisory segment previously included services associated with Strategic Value Advisory.  This service line was primarily integrated into Valuation Advisory.  As a result, prior period results have been restated to reflect this change.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In thousands, except headcount data)
(Unaudited)

	Quarter Ended
	March 31,	March 31,
	2011	2010
Financial Advisory
Revenue (excluding reimbursables)	$58,597	$57,040
Segment operating income	$9,582	$7,706
Segment operating income margin	16.4%	13.5%

Alternative Asset Advisory
Revenue (excluding reimbursables)	$13,485	$11,778
Segment operating income	$3,222	$2,814
Segment operating income margin	23.9%	23.9%

Investment Banking
Revenue (excluding reimbursables)	$12,964	$20,346
Segment operating income	$-	$5,057
Segment operating income margin	0.0%	24.9%

Total
Revenue (excluding reimbursables)	$85,046	$89,164

Segment operating income	$12,804	$15,577
Net client reimbursable expenses	(45)	(56)
Equity-based compensation from
Legacy Units and IPO Options	(417)	(1,083)
Depreciation and amortization	(2,489)	(2,493)
Acquisition retention expenses	(82)	-
Merger and acquisition costs	(194)	-
Charge from impairment of certain intangible assets	-	(674)
Operating income	$9,577	$11,271

Average Client Service Professionals
Financial Advisory	574	640
Alternative Asset Advisory	87	92
Investment Banking	129	131
Total	790	863

End of Period Client Service Professionals
Financial Advisory	571	614
Alternative Asset Advisory	90	88
Investment Banking	127	128
Total	788	830

Revenue per Client Service Professional
Financial Advisory	$102	$89
Alternative Asset Advisory	$155	$128
Investment Banking	$100	$155
Total	$108	$103

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT – CONTINUED
(In thousands, except utilization, rate-per-hour and headcount data)
(Unaudited)

	Quarter Ended
	March 31,	March 31,
	2011	2010
Utilization(1)
Financial Advisory	75.0%	64.6%
Alternative Asset Advisory	62.0%	60.1%

Rate-Per-Hour(2)
Financial Advisory	$315	$329
Alternative Asset Advisory	$529	$517

Revenue (excluding reimbursables)
Financial Advisory	$58,597	$57,040
Alternative Asset Advisory	13,485	11,778
Investment Banking	12,964	20,346
Total	$85,046	$89,164

Average Number of Managing Directors
Financial Advisory	94	98
Alternative Asset Advisory	26	25
Investment Banking	39	40
Total	159	163

End of Period Managing Directors
Financial Advisory	94	94
Alternative Asset Advisory	26	25
Investment Banking	39	39
Total	159	158

Revenue per Managing Director
Financial Advisory	$623	$582
Alternative Asset Advisory	$519	$471
Investment Banking	$332	$509
Total	$535	$547

____________________

(1)
The utilization rate for any given period is calculated by dividing the number of hours incurred by client service professionals who worked on client assignments (including internal projects for the Company) during the period by the total available working hours for all of such client service professionals during the same period, assuming a 40 hour work week, less paid holidays and vacation days.  Utilization excludes client service professionals associated with certain property tax services due to the nature of the work performed and client service professionals from certain acquisitions prior to their transition to the Company’s financial system.

(2)
Average billing rate-per-hour is calculated by dividing revenues for the period by the number of hours worked on client assignments (including internal projects for the Company) during the same period.  Financial Advisory revenues used to calculate rate-per-hour exclude revenues associated with certain property tax engagements.  The average billing rate excludes certain hours from our acquisitions prior to their transition to the Company’s financial system.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
SUMMARY OF CLIENT SERVICE PROFESSIONALS BY SEGMENT
(Unaudited)

	2010					2011
	Q1	Q2	Q3	Q4	YTD	Q1
Average Client Service Professionals
Financial Advisory	640	594	574	572	596	574
Alternative Asset Advisory	92	85	79	78	83	87
Investment Banking	131	127	124	129	128	129
	863	806	777	779	807	790

End of Period Client Service Professionals
Financial Advisory	614	576	583	572		571
Alternative Asset Advisory	88	81	78	85		90
Investment Banking	128	125	128	128		127
	830	782	789	785		788

	2010					2011
	Q1	Q2	Q3	Q4	YTD	Q1
Average Managing Directors
Financial Advisory	98	97	97	94	96	94
Alternative Asset Advisory	25	25	24	24	24	26
Investment Banking	40	41	40	39	40	39
	163	163	161	157	160	159

End of Period Managing Directors
Financial Advisory	94	99	95	93		94
Alternative Asset Advisory	25	24	23	26		26
Investment Banking	39	40	40	38		39
	158	163	158	157		159

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$78,429	$113,328
Accounts receivable (net of allowance for doubtful accounts of $1,738 and $1,347
at March 31, 2011 and December 31, 2010, respectively)	61,159	60,358
Unbilled services	28,758	23,101
Prepaid expenses and other current assets	12,206	7,479
Net deferred income taxes, current	-	2,555
Total current assets	180,552	206,821

Property and equipment (net of accumulated depreciation of $27,918 and $26,375
at March 31, 2011 and December 31, 2010, respectively)	29,404	29,250
Goodwill	139,396	139,170
Intangible assets (net of accumulated amortization of $21,683 and $20,656
at March 31, 2011 and December 31, 2010, respectively)	29,517	30,407
Other assets	4,404	2,638
Investments related to deferred compensation plan	25,339	23,151
Net deferred income taxes, non-current	114,037	116,789
Total non-current assets	342,097	341,405

Total assets	$522,649	$548,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,964	$2,397
Accrued expenses	6,455	11,254
Accrued compensation and benefits	7,936	39,875
Liability related to deferred compensation plan, current portion	811	1,314
Deferred revenues	3,261	2,427
Net deferred income taxes, current	293	-
Other current liabilities	-	430
Due to noncontrolling unitholders, current portion	5,640	5,640
Total current liabilities	27,360	63,337

Liability related to deferred compensation plan, less current portion	24,672	21,764
Other long-term liabilities	16,720	16,676
Due to noncontrolling unitholders, less current portion	104,251	103,885
Total non-current liabilities	145,643	142,325

Total liabilities	173,003	205,662

Commitments and contingencies

Stockholders' equity
Preferred stock (50,000 shares authorized; zero issued and outstanding)	-	-
Class A common stock, par value $0.01 per share (100,000 shares authorized; 31,402 and 30,166
shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively)	314	302
Class B common stock, par value $0.0001 per share (50,000 shares authorized; 11,073 and 11,151
shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively)	1	1
Additional paid-in capital	239,132	232,644
Accumulated other comprehensive income	1,682	1,400
Retained earnings	18,562	16,923
Total stockholders' equity of Duff & Phelps Corporation	259,691	251,270
Noncontrolling interest	89,955	91,294
Total stockholders' equity	349,646	342,564
Total liabilities and stockholders' equity	$522,649	$548,226

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$6,491	$7,568

Adjustments to reconcile net income
to net cash used in operating activities:
Depreciation and amortization	2,489	2,493
Equity-based compensation	6,540	5,170
Bad debt expense	856	600
Net deferred income taxes	5,966	4,734
Other	15	277
Charge from impairment of certain intangible assets	-	674
Changes in assets and liabilities providing/(using) cash:
Accounts receivable	(1,657)	2,194
Unbilled services	(5,657)	(2,770)
Prepaid expenses and other current assets	(64)	222
Other assets	(987)	503
Accounts payable and accrued expenses	(9,212)	(5,488)
Accrued compensation and benefits	(27,993)	(22,706)
Deferred revenues	834	685
Other liabilities	57	(649)
Net cash used in operating activities	(22,322)	(6,493)

Cash flows from investing activities:
Purchase of property and equipment	(769)	(1,518)
Business acquisitions, net of cash acquired	(466)	(481)
Purchase of investments	(3,000)	(2,975)
Net cash used in investing activities	(4,235)	(4,974)

Cash flows from financing activities:
Proceeds from exercises of IPO Options	268	28
Repurchases of Class A common stock	(5,815)	(1,618)
Dividends	(2,492)	(1,403)
Distributions and other payments to noncontrolling unitholders	(1,386)	(1,343)
Other	-	(3)
Net cash used in financing activities	(9,425)	(4,339)

Effect of exchange rate on cash and cash equivalents	1,083	(1,526)

Net decrease in cash and cash equivalents	(34,899)	(17,332)
Cash and cash equivalents at beginning of period	113,328	107,311
Cash and cash equivalents at end of period	$78,429	$89,979

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31, 2011
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$85,046	$-		$85,046
Reimbursable expenses	1,892	-		1,892
Total revenues	86,938	-		86,938

Direct client service costs
Compensation and benefits	46,908	(233)	(a)	46,675
Other direct client service costs	1,429	-		1,429
Acquisition retention expenses	82	(82)	(b)	-
Reimbursable expenses	1,937	-		1,937
	50,356	(315)		50,041
Operating expenses
Selling, general and administrative	24,322	(184)	(c)	24,138
Depreciation and amortization	2,489	-		2,489
Merger and acquisition costs	194	(194)	(d)	-
	27,005	(378)		26,627

Operating income	9,577	693		10,270

Other expense/(income), net
Interest income	(28)	-		(28)
Interest expense	57	-		57
Other expense	(7)	-		(7)
	22	-		22

Income before income taxes	9,555	693		10,248
				-
Provision for income taxes	3,064	1,107	(e)	4,171

Net income	6,491	(414)		6,077

Less: Net income attributable to the noncontrolling interest	2,378	(2,378)	(f)	-

Net income attributable to Duff & Phelps Corporation	$4,113	$1,964		$6,077

Pro forma fully exchanged, fully diluted shares outstanding			(g)	38,745

Adjusted Pro Forma Net Income per fully exchanged, fully diluted shares outstanding				$0.16
____________________
(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)
Represents elimination of acquisition retention expenses which resulted from expense incurred from certain restricted stock awards that were granted in conjunction with the closing of one of our acquisitions.

(c)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(d)	Represents elimination of merger and acquisitions costs.

(e)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.7% for the three months ended March 31, 2011, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company, (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates and (iii) all deferred tax assets related to foreign operations are fully realizable.

(f)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(g)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and the dilutive effect of Ongoing RSAs.  The Company believes that IPO Options would not be considered dilutive when applying the treasury method.

DUFF & PHELPS CORPORATION AND SUBSIDIARIES
ADJUSTED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31, 2010
	As			Adjusted
	Reported	Adjustments		Pro Forma

Revenues	$89,164	$-		$89,164
Reimbursable expenses	2,798	-		2,798
Total revenues	91,962	-		91,962

Direct client service costs
Compensation and benefits	48,598	(598)	(a)	48,000
Other direct client service costs	1,988	-		1,988
Reimbursable expenses	2,854	-		2,854
	53,440	(598)		52,842

Operating expenses
Selling, general and administrative	24,084	(485)	(a)	23,599
Depreciation and amortization	2,493	-		2,493
Charge from impairment of certain intangible assets	674	-		674
	27,251	(485)		26,766

Operating income	11,271	1,083		12,354

Other expense/(income), net
Interest income	(24)	-		(24)
Interest expense	92	-		92
Other expense	(15)	-		(15)
	53	-		53

Income before income taxes	11,218	1,083		12,301
				-
Provision for income taxes	3,650	1,369	(b)	5,019

Net income	7,568	(286)		7,282

Less: Net income attributable to the noncontrolling interest	3,295	(3,295)	(c)	-

Net income attributable to Duff & Phelps Corporation	$4,273	$3,009		$7,282

Pro forma fully exchanged, fully diluted shares outstanding			(d)	38,476

Adjusted Pro Forma Net Income per fully exchanged, fully diluted shares outstanding				$0.19
____________________
(a)	Represents elimination of equity-based compensation associated with Legacy Units and IPO Options.

(b)
Represents an adjustment to reflect an assumed effective corporate tax rate of approximately 40.8% for the three months ended March 31, 2010, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction.  Assumes (i) full exchange of existing unitholders' partnership units and Class B common stock of the Company into Class A common stock of the Company and (ii) the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate rates.

(c)
Represents elimination of the noncontrolling interest associated with the ownership by existing unitholders of D&P Acquisitions (excluding D&P Corporation), as if such unitholders had fully exchanged their partnership units and Class B common stock of the Company for shares of Class A common stock of the Company.

(d)
Based on the weighted-average number of aggregated Class A and Class B shares of common stock outstanding, excluding Ongoing RSAs, and dilutive effect of Ongoing RSAs.  The Company believes that IPO Options would not be considered dilutive when applying the treasury method.